UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 24, 2017, the Board of Directors of the Registrant elected Gary M. Rodkin to the Board of Directors of the Registrant. Mr. Rodkin became a member of the Nominating / Corporate Governance Committee on the same date. Mr. Rodkin is the retired Chief Executive Officer and President of ConAgra Foods, Inc.

There are no arrangements or understandings between Mr. Rodkin and any other persons pursuant to which Mr. Rodkin was selected as a director. Mr. Rodkin will participate in the compensation arrangements for non-executive directors described on pages 14 and 15 of the Registrant’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on February 16, 2016. There have been no transactions, nor are there any currently proposed transactions, to which the Registrant was or is to be a party and with which Mr. Rodkin or any member of his immediate family had, or will have, a direct or indirect material interest.

Furnished with this Form 8-K as Exhibit 99.1 is a copy of the press release labeled “McCormick Appoints Gary Rodkin to Board of Directors.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit to this report is listed in Item 5.02(d) above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel and Secretary

Date: January 24, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Copy of press release labeled “McCormick Appoints Gary Rodkin to Board of Directors”.